                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION

     This statement on Form 4 is filed by Friedman Fleischer & Lowe Capital
Partners, LP and FFL Executive Partners, LP.

   Name:                     FFL Executive Partners, LP

   Address:                  c/o Friedman Fleischer & Lowe
                             One Maritime Plaza, 10th Floor
                             San Francisco, CA 94111

   Designated Filer:         Friedman Fleischer & Lowe Capital Partners, LP

   Issuer & Ticker Symbol:   Tempur-Pedic International Inc. [TPX]

   Date of Earliest Transaction Required to be Reported:  April 25, 2005

   FFL EXECUTIVE PARTNERS, LP

   By: /s/ Christopher A. Masto
       --------------------------------------
   Name: Christopher A. Masto
   Title: Managing Member
          Friedman Fleischer & Lowe GP, LLC